EXHIBIT 10.2

AWARD AGREEMENT
(Non-Qualified Stock Option)

           This Award Agreement is made as of <Date>, between BALLY TOTAL FITNESS HOLDING CORPORATION, a Delaware corporation (hereinafter called the Company) and «Name», an employee of the Company or one or more of its Subsidiaries (hereinafter called the Employee).

           WHEREAS, the Company has heretofore adopted the 1996 Long-Term Incentive Plan of Bally Total Fitness Holding Corporation (the Plan); and

           WHEREAS, it is a requirement of the Plan that an Award Agreement be executed to evidence the Non-Qualified Stock Option (the Award) granted to the Employee.

           NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the parties hereto have agreed, and do hereby agree, as follows:

           1.   Grant of Award.   The Company hereby grants to the Employee the right and option (hereinafter called the Option) to purchase all or any part of an aggregate of <<Shares>> shares of the Common Stock, $.01 par value, of the Company (Shares) (such number being subject to adjustment as set forth herein and in the Plan ) on the terms and conditions set forth herein and in the Plan.

           2.   Type of Option.   The Option granted under this Award Agreement is a Non-Qualified Stock Option and shall not be treated by the Company or the Employee as an Incentive Stock Option for federal income tax purposes.

           3.   Option Price.   The option price of the Shares covered by the Option is <Price>.

           4.   Term of Option.

                  (a)   The term of the Option shall be for a period of ten (10) years from the date hereof, subject to earlier termination as hereinafter provided, and

                  (b)   Prior to its expiration or termination, and except as hereinafter provided, the Option may be exercised within the following time limitations:

(i) After one year from the date of this Agreement, it may be exercised as to not more than one-third (1/3) of the Shares originally subject to the Option.

(ii) After two years from the date of this Agreement, it may be exercised as to not more than an aggregate of two-thirds (2/3) of the Shares originally subject to the Option.

(iii) After three years from the date of this Agreement, it may be exercised as to any part or all of the Shares originally subject to the Option.

           5.   Exercise of Option

                  (a)   In order to exercise the Option, the person or persons entitled to exercise shall notify Charles Schwab Employee Stock Plan Services of the number of full shares with respect to which the Option is to be exercised utilizing the cashless exercise program and procedures the Company has established and communicated to the Employee. The exercise price for the shares to be purchased shall be paid in accordance with the cashlesss exercise program and procedures.

                  (b)   If at any time during the term of this Option the Company discontinues its “cashless exercise program, then in order to exercise the Option, the person or persons entitled to exercise it shall deliver to the Secretary of the Company, or such other person designated for this purpose, written notice of the number of full

Shares with respect to which the Option is to be exercised.

The notice shall be accompanied by payment in full for any Shares being purchased. Such payment shall be in cash, or, upon approval of the Committee, by certificates of Shares held for more than six (6) months, duly endorsed in blank, equal in value to the purchase price of the Shares to be purchased based on their Fair Market Value on the date of exercise, or, upon approval of the committee, by a combination of cash and Shares. No fractional Shares shall be issued.

                  (c)   No Shares shall be issued until full payment therefor has been made, and Employee shall have none of the rights of a stockholder in respect of such Shares until they are so issued.

           6.   Nontransferability.   The Option shall not be transferable other than: (a) by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Employee, only by him or her, or in the event of death, his or her Successor, or in the event of disability, his or her personal representative, or (b) pursuant to a qualified domestic relations order, as defined in the Internal Revenue Code of 1986, as defined in the Code, or ERISA or the rules thereunder, (c) to the spouse, children or grandchildren or parents of the Director (“Immediate Family Members”), (d) to a trust or trusts for the exclusive benefit of the Director or Immediate Family Members, (e) to a partnership or limited liability company in which such Immediate Family Members and/or the Director are the only partners or members, or (f) to an entity exempt from federal income tax pursuant to section 501(c)(3) of the Code or any successor provision. Following transfer, the Option shall continue to be subject to the same terms and conditions of this agreement and the Plan as were applicable immediately prior to transfer.

           7.   Termination of Employment.   In the event that the employment of the Employee shall be terminated (otherwise than by reason of death, disability or retirement), then (a) the Option may be exercised by the Employee (to the extent that he or she shall have been entitled to do so at the termination of his or her employment) at any time within ninety (90) days after such termination, but not beyond the original term thereof, and (b) the portion of the Option that has not vested as of the date of the termination of the Employees employment shall automatically terminate. So long as the Employee shall continue to be an employee of the Company or of one or more of its Subsidiaries, the Option shall not be affected by any change of duties or position. Nothing in this Award Agreement shall confer upon the Employee any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any such Subsidiary to terminate his or her employment at any time. Anything herein contained to the contrary notwithstanding, in the event of any termination of the Employees employment for cause, the Option, to the extent not theretofore exercised, shall automatically terminate.

           8.   Death of Employee.   If the Employee shall die while he or she shall be employed by the Company or one or more of its Subsidiaries, then the Option may be exercised in full by the Employees Successor at any time within three hundred sixty five (365) days after the Employees death, but not beyond the original term of the Option. If the Employee shall die within ninety (90) days after the termination of his employment with the Company or one or more of its Subsidiaries, then the Option may be exercised by the Employees Successor (to the extent the Employee would have been entitled to do so at the date of his or her death) at any time within three hundred sixty five (365) days after the Employees death, but not beyond the original term of the Option.

           9.   Disability of Employee.   If the employment of the Employee shall terminate on account of his or her having become Adisabled, as defined in Section 22(e)(3) of the Code, then the Option may be exercised in full by the Employee or the Employees personal representative at any time within three hundred and sixty five (365) days after the date on which his or her employment terminated, but not beyond the original term of the Option.

           10.   Retirement of Employee.   If the employment of the Employee shall terminate by reason of the Employees retirement on or after the Employees attainment of age sixty-five (65), then the Option may be exercised in full by the Employee at any time within three hundred sixty five (365) days after the date on which his or her employment terminated, but not beyond the original term of the Option.

           11.   Taxes.

                  (a)   The Company shall have the right to require an Employee entitled to receive Shares pursuant to the exercise of this Option under the Plan to pay the Company the amount of any taxes which the Company is or will be required to withhold with respect to such shares before the certificate for such Shares is delivered pursuant to the Option. The Company may elect to deduct such taxes from any other amounts then payable in cash or Shares or from any other amounts payable to the Employee any time thereafter.

                  (b)   Upon approval of the Committee, an Employee may elect to satisfy his tax liability with respect to the exercise of the Option by having the Company withhold shares otherwise issuable upon exercise of the Option; provided, however, if the Employee is subject to Section 16(b) of the Exchange Act at the time the Option is exercised, such election must satisfy the requirements of Rule 16b-3.

           12.   Adjustments Upon Changes in Capitalization..   In the event of changes in all of the outstanding Shares by reason of stock dividends, stock splits, reclassifications, recapitalizations, mergers, consolidations, combinations, or exchanges of Shares, separations, reorganizations, liquidations, or similar events, or in the event of extraordinary cash or non-cash dividends being declared with respect to outstanding Shares, or similar transactions or events, the number and class of Shares subject to the Option hereby granted, the option price and all other applicable provisions thereof shall, subject to the provisions of the Plan, be correspondingly equitably adjusted by the Committee (which adjustment may, but need not, include payment to the holder of the Option, in cash or in shares, in an amount equal to the difference between the option price and the then current Fair market Value of the Shares subject to the Option as equitably determined by the Committee), as it shall decide in its sole discretion. The foregoing adjustment and the manner of application of the foregoing provisions shall be determined by the Committee, in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise be subject to the Option.

           13.   Delivery of Shares on Exercise of Option.   Delivery of certificates for shares pursuant to the exercise of this Option may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of any federal, state or local law or regulation or any administrative or quasi-administrative requirement applicable to the sale, issuance, distribution or delivery of such Shares. The Committee may, in its sole discretion, require the holder of the Option to furnish the Company with appropriate representations and a written investment agreement prior to the exercise of the Option and the delivery of any Shares pursuant to the Option.

           14.   Incorporation of Provisions of the Plan.   All of the provisions of the Plan, pursuant to which this Award is granted, are hereby incorporated by reference and made a part hereof as if specifically set forth herein, and to the extent of any conflict between this Award Agreement and the terms contained in the aforesaid Plan, the Plan shall control. Without limiting the generality of the foregoing sentence and notwithstanding any other provision of this Award Agreement, the Option shall be granted effective only upon the authorization of the Committee. To the extent any capitalized terms are not otherwise defined herein, they shall have the meaning set forth in the Plan.

           15.   Invalidity of Provisions.   The invalidity or unenforceability of any provision of this Award Agreement as a result of a violation of any state or federal law, or of the rules or regulations of any governmental body, or any securities exchange shall not affect the validity or enforceability of the remainder of this Award Agreement.

           16.   Interpretation.   All decisions or interpretations made by the Committee with regard to any question arising under the Plan or this Award Agreement as provided by Section 4 of the Plan shall be binding and conclusive on the Company and the Employee.

           IN WITNESS WHEREOF, the Company has caused this Award Agreement to be duly executed by its duly authorized officer, and the Employee has hereunto set his or her hand, all as of the day and year first above written.

BALLY TOTAL FITNESS HOLDING CORPORATION

By:
Its: Senior Vice President

Employee

Social Security Number

8